Exhibit 99.3

INSTRUCTIONS TO REGISTERED HOLDER AND/OR
DTC PARTICIPANT FROM BENEFICIAL OWNER OF

10 1/4% SENIOR NOTES DUE 2015

OF

BIOSCRIP, INC.

To Registered Holder and/or DTC Participant:

The undersigned hereby acknowledges receipt of the Prospectus, dated               , 2010 (the “Prospectus”), of BioScrip, Inc. (the “Issuer”) and Applied Health Care, LLC, BioScrip Infusion Management, LLC, BioScrip Infusion Services, Inc., BioScrip Infusion Services, LLC, BioScrip Nursing Services, LLC, BioScrip PBM Services, LLC, BioScrip Pharmacy (NY), Inc., BioScrip Pharmacy Services, Inc., BioScrip Pharmacy, Inc., Bradhurst Specialty Pharmacy, Inc. d/b/a The Atrium Pharmacy, Cedar Creek Home Health Care Agency, Inc., Chronimed, LLC, CHS Holdings, Inc. f/k/a/ Camelot Acquisition Corp., Critical Homecare Solutions, Inc., Deaconess Enterprises, LLC, Deaconess HomeCare, LLC, East Goshen Pharmacy, Inc., Elk Valley Health Services, Inc., Elk Valley Home Health Care Agency, Inc., Elk Valley Professional Affiliates, Inc., Gericare, Inc., Infusion Partners of Brunswick, LLC, Infusion Partners of Melbourne, LLC, Infusion Partners LLC, Infusion Solutions, Inc., Knoxville Home Therapies, LLC, National Health Infusion, Inc., Natural Living, Inc. d/b/a BioScrip Pharmacy, New England Home Therapies, Inc., Option Health, Ltd., Professional Home Care Services, Inc., Regional Ambulatory Diagnostics, Inc., Scott-Wilson, Inc., South Mississippi Home Health, Inc., South Mississippi Home Health, Inc.- Region I, South Mississippi Home Health, Inc.- Region II, South Mississippi Home Health, Inc.- Region III, Specialty Pharma, Inc. and Wilcox Medical, Inc. (together, the “Guarantors”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the offer of the Issuer and the Guarantors (the “Exchange Offer”) to exchange the new 10 1/4% Senior Notes due 2015 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 10 1/4% Senior Notes due 2015 (the “Old Notes”). Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$           of the 10 1/4% Senior Notes due 2015.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED, IF ANY):

$ of the 10 1/4% Senior Notes due 2015;

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

(a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

(i) the undersigned’s principal residence is in the state of (FILL IN STATE)           ;

(ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes tendered, and the Issuer and the Guarantors will acquire good and unencumbered title to the Old Notes being tendered, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim, when the Old Notes are accepted by the Issuer,

(iii) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

(iv) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is engaged in, or has an intent to engage in, a distribution (within the meaning of the Securities Act) of the New Notes;

(v) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person to participate in a distribution (within the meaning of the Securities Act)of the New Notes; and

(vi) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Issuer or the Guarantors.

If the undersigned is a broker-dealer that acquired the Old Notes directly from the Issuer in the initial offering and not as a result of market-making or other trading activities or if any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranty that if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of New Notes. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take any other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Old Notes.

SIGN HERE

Name of beneficial owner(s):

Signature(s):

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date: